Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE Announces Fourth Quarter and Full Year 2022 Results and Provides Corporate Update

EDEN PRARIE, MN, April 3, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire – SANUWAVE Health, Inc. (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today reported financial results for the fourth quarter and full year ended December 31, 2022 and provided a corporate update.

“We are very pleased with the 2022 financial results and having achieved record annual revenues for the full year and record quarterly revenues in Q4 2022. We are managing through our supply chain challenges which remained a constraining factor in Q4 2022 and Q1 2023 and are now focusing on growing sales with increased product supply in 2023, stated Mr. Kevin Richardson, CEO. It is also noteworthy that we continue to decrease our operating expenses with the goal of achieving sustainable profitable growth.”

Recent Developments and Upcoming Events
•	Several key additions to the Sanuwave team were made during Q1 2023.
o
Tim Hendricks recently joined Sanuwave as the Executive Vice President of Sales. Tim has extensive experience in the wound care and medical device space with more than 20 years’ experience in leadership, training and sales.

o
Nanci Gilmore has joined Sanuwave as the Vice President of Commercial Operations. Nanci is a seasoned professional with extensive experience in start-ups along with clinical training, operations and other sales support leadership functions.

o	Matt Igtanloc has joined Sanuwave as the Vice President of Operations. Matt has 18 years of strong experience in manufacturing, operations and processes, including in the medical device industry.
•	Sanuwave common stock commenced trading on the OTCQB on January 30, 2023 under ticker symbol “SNWV”.
•	The Company plans to attend the following conferences:
•	THE THIRD ANNUAL LEADERS IN WOUND HEALING CONFERENCE – 4/18 & 4/19, New Orleans,
•	SAWC SPRING – 4/26-30, National Harbor, MD,
•	EWMA 2023 SYMPOSIUM - 5/5, Milan, Italy.

Financial Highlights for Fourth Quarter 2022

•	Revenues increased by 32% to $5.5 million for the fourth quarter ended December 31, 2022, versus $4.2 million for the third quarter ending September 30, 2022.
•	Gross margin improved to 78% of revenue in the fourth quarter ended December 31, 2022 from 72% in the third quarter ended September 30, 2022 and 69% in the fourth quarter ended December 31, 2021.
•	Operating loss under GAAP continued to improve in the fourth quarter ended December 31, 2022, reaching ($1.5 million) versus ($2.5 million) in the third quarter ending on September 30, 2022.

Financial Highlights for the Full Year of 2022

•	Revenues increased by 29% to $16.7 million for the year ended December 31, 2022, versus $13.0 million for the year ended December 31, 2021.
•	Gross margin also improved year over year to 74% from 62% in the prior year.

•
As the company focuses on profitable growth, operating loss continued to decrease from the prior year. Operating loss for the year ended December 31, 2022 totaled $9.0 million as compared to $14.1 million in the prior year.

•	Operating expense for the year ended December 31, 2022 totaled $21.4 million, a decrease of 4% over the prior year.

Guidance

The Company has continued to be significantly supply constrained during Q1 2023, typically the slowest quarter of the year. Despite this, we anticipate revenue growth of approximately 14 to 20% during this quarter compared to Q1 2022, ended March 31, 2022. The company believes that supply constraint has been meaningfully alleviated and that Q2 2023 should see further increase in revenue growth.

As previously announced a business update will occur via conference call on April 3, 2023. Materials for the conference call at 9:00 a.m. EST are included on the company website, www.sanuwave.com/investors.

Telephone access to the call will be available by dialing the following numbers:

Participant Listening: 1-877-407-0784 or 1-201-689-8560

OR click the Call me™ link for instant telephone access to the event.

Call me™:

https://callme.viavid.com/viavid/?callme=true&passcode=13732361&h=true&info=company&r=true&B=6

A replay will be made available through April 17, 2023:
Toll-Free: 1-844-512-2921 or 1-412-317-6671
Replay Access ID: 13737646

Restatement of Previously Issued Financial Statements

The Company determined, during the preparation of this Annual Report on Form 10-K for the year ended December 31, 2022 that it had not appropriately accounted for certain transactions under GAAP. These transactions included shares issued for services and the sale of assets under a financing agreement. Also, during the preparation of this Annual Report on Form 10-K for the year ended December 31, 2022 and the implementation of internal controls over financial reporting, it was discovered that certain vendor invoices were not properly recorded in prior periods, interest was not properly calculated on senior debt and an inventory adjustment was posted improperly. The Company evaluated the materiality of the errors from qualitative and quantitative perspectives, individually and in aggregate, and concluded that the errors in aggregate were material to the Consolidated Statements of Comprehensive Loss for the quarters ending March 31, 2022, June 30, 2022, and September 30, 2022. Management restated the impacted financial statements for the quarters ended March 31, 2022, the quarter and six-months ending June 30, 2022, and the quarter and nine-months ending September 30, 2022.

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s annual and periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

CONTACT:

Kevin Richardson, II
Chief Executive Officer
Investors@Sanuwave.com

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2022 and 2021

(In thousands, except share data)	2022	2021
ASSETS
Current Assets:
Cash	$1,153	$619
Accounts receivable, net of allowance of $1,037 in 2022 and $785 in 2021	4,029	2,415
Inventory	868	1,040
Prepaid expenses and other current assets	570	326
Total Current Assets	6,620	4,400
Non-Current Assets:
Property, equipment and right of use assets, net	750	1,012
Intangible assets, net	5,137	5,841
Goodwill	7,260	7,260
Other assets	106	106
Total Non-Current Assets	13,253	14,219

Total Assets	$19,873	$18,619

LIABILITIES
Current Liabilities:
Senior secured debt, in default	$14,416	$11,586
Convertible promissory notes	16,713	11,601
Convertible promissory note, related parties	7,409	1,596
Factoring liabilities	2,130	2,183
Accounts payable	4,400	7,644
Accrued expenses	8,512	8,641
Warrant liability	1,416	9,614
Current portion of SBA loans	-	158
Accrued interest	4,052	2,521
Accrued interest, related parties	788	289
Current portion of contract liabilities	60	48
Other	291	382
Total Current Liabilities	60,187	56,263
Non-Current Liabilities:
SBA loans	-	875
Contract liabities	230	293
Lease liabilities	438	118
Deferred tax liability	28	28
Total Non-Current Liablities	696	1,314

Total Liabilites	$60,883	$57,577

Comittments and Contingencies (Footnote 21)

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001, 5,000,000 shares authorized, 6,175 Series A, 293 Series B, 90 Series C, and 8 Series D designated shares, respectively; no shares issues and outstanding at 2022 and 2021	$-	$-
Common stock, par value $0.001, 800,000,000 shares authorized, 548,737,651 and 481,619,621 issued and outstanding at 2022 and 2021, respectively	549	482
Additional paid-in capital	152,750	144,582
Accumulated deficit	(194,242)	(183,949)
Accumulated other comprehensive loss	(67)	(73)
Total Stockholders' Deficit	(41,010)	(38,958)
Total Liabilities and Stockholders' Deficit	$19,873	$18,619

The accompanying notes to consolidated financial statements are an integral part of these statements.

SAUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years ended December 31, 2022 and 2021

(In thousands, except share and per share data)	2022	2021

Revenue	$16,742	$13,010
Cost of revenues	4,331	4,986

Gross Margin	12,411	8,024

Operating Expenses:
General and administrative	12,556	11,690
Selling and marketing	7,474	8,591
Research and development	567	1,101
Depreciation and amortization	766	784
Total Operating Expenses	21,363	22,166

Operating Loss	(8,952)	(14,142)

Other Income (Expense)
Interest expense	(12,771)	(6,883)
Interest expense, related party	(1,361)	(212)
Change in fair value of derivative liabilities	16,654	(2,622)
Loss on issuance of debt	(3,434)	(3,572)
Gain/(loss) on extinguishment of debt	(418)	204
Loss on foreign currency exchange	(9)	(4)
Total Other Expense	(1,339)	(13,089)

Net Loss Before Income Taxes	(10,291)	(27,231)

Income tax expense	2	28

Net Loss	$(10,293)	$(27,259)

Other Comprehensive Loss
Foreign currency translation adjustments	6	(11)
Total Comprehensive Loss	$(10,287)	$(27,270)

Loss per Share:
Net loss per share, basic and diluted	$(0.02)	$(0.05)
Weighted average shares outstanding, basic and diluted	549,470,787	518,355,642

The accompanying notes to consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(In thousands, except share data)
	Common Stock
	Shares Issued and Outstanding	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances as of December 31, 2020	470,694,621	$471	$142,563	$(156,690)	$(62)	$(13,718)
Cashless warrant exercise	10,925,000	11	(11)	-	-	-
Reclassification of warrant liability due to cashless warrant exercise	-	-	2,030	-	-	2,030
Net loss	-	-	-	(27,259)	-	(27,259)
Foreign currency translation adjustment	-	-	-	-	(11)	(11)

Balances as of December 31, 2021	481,619,621	$482	$144,582	$(183,949)	$(73)	$(38,958)

Cashless warrant exercise	14,000,000	$14	$2,152	$-	$-	$2,166
Warrant exercise	909,091	1	99	-	-	100
Shares issued in conjunction with senior note	20,666,993	20	3,700	-	-	3,720
Shares issued for settlement of debt and warrants	19,444,446	20	1,341	-	-	1,361
Shares issued for services	12,097,500	12	876	-	-	888
Net loss	-	-	-	(10,293)	-	(10,293)
Foreign currency translation adjustment	-	-	-	-	6	6

Balance as of December 31, 2022	548,737,651	$549	$152,750	$(194,242)	$(67)	$(41,010)

The accompanying notes to the consolidated financial statemetns are an integral part of these financial statements

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2022 and 2021

(In thousands)	2022	2021

Cash Flows - Operating Activities:
Net loss	$(10,293)	$(27,259)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	952	1,236
Bad debt expense	253	442
Shares issued for services	888	-
Gain/loss on extinguishment of debt	418	(204)
Income tax expense	2	28
Change in fair value of derivative liabilites	(16,654)	2,622
Loss on issuance of debt	3,434	3,572
Amortization of debt issuance and debt discounts	4,950	3,226
Changes in operating assets and liablities:
Accounts receivable	(1,748)	(395)
Inventory, prepaid expenses and other assets	(72)	1,687
Accounts payable	(2,550)	3,181
Accrued interest and accrued interest, related parties	3,182	1,718
Accrued expenses and contract liabilities	69	3,737
Net Cash Used by Operating Activities	(17,169)	(6,409)

Cash Flows - Investing Activites
Purchase (proceeds from sale) of property and equipment	332	(529)
Net Cash Flows Used by Investing Activities	332	(529)

Cash Flows - Financing Activities
Proceeds from convertible promisorry notes	16,227	1,928
Proceeds from SBA loans	-	1,033
Proceeds from senior secured promissory note	2,940	940
Proceeds from factoring	695	1,737
Proceeds from warrant exercises	100	-
Proceeds from short term borrowings	640	175
Repayments of debt principal	(2,981)	(493)
Principal payments on finance leases	(237)	(199)
Net Cash Flows Provided by Financing Activities	17,384	5,121

Effect of Exchange Rates on Cash	(13)	(1)

Net Change in Cash During Period	534	(1,818)

Cash at Beginning of Period	619	2,437
Cash at End of Period	$1,153	$619

Supplemental Information:
Cash paid for interest	$3,712	$2,580
Non-Cash Investing and Financing Activities:
Reclassification of warrant liabilities to equity due to cashless warrant exercise	$2,166	$2,030
Settlement of debt and warrants with stock	1,361	-
Working capital balances refinanced into convertible promissory notes	2,363	-
Embedded conversion feature on convertible debt	2,760	4,138
Common shares issued in conjunction with senior secured debt	3,720	-
Warrant issuance in conjunction with advances on future cash receipts	-	1,227
Warrant issuance in conjunction with convertible notes	1,708	1,055

The accompanying notes to consolidated financial statemetns are an integral part of these statements.